Exhibit 32.1

Certification of Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Big Time Holdings, Inc., (the “Company”) on Form 10-Q for the period ending May 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David G. Smeed, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, to my knowledge that:

(i) the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BIG TIME HOLDINGS, INC.

/s/ David G. Smeed

David G. Smeed

Principal Executive Officer

October 31, 2018